                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant   / /

Check the appropriate box:

         / /      Preliminary proxy statement     / /      Confidential, for Use of the
                                                                 Commission Only (as permitted by
                                                                 Rule 14a-6(e)(2))
         /X/      Definitive proxy statement
         / /      Definitive additional materials

/ /      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          UNIMED PHARMACEUTICALS, INC.

================================================================================

                (Name of Registrant as Specified in Its Charter)

================================================================================

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

         (1) Title of each class of securities to which transaction applies:__________

         (2) Aggregate number of securities to which transaction applies:__________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):______________________

         (4)      Proposed maximum aggregate value of transaction:______________

         (5)      Total fee paid: ______________________________________________

         / /      Fee paid previously with preliminary materials.

         / /      Check box if any part of the fee is offset as provided by
   Exchange Act Rule O-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:_______________________________________

         (2)      Form, schedule or registration statement no.:_________________

         (3)      Filing party:_________________________________________________

         (4)      Date filed:___________________________________________________

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.
                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1999
                            ------------------------

     The Annual Meeting of Stockholders of UNIMED Pharmaceuticals, Inc., a Delaware corporation (the "Company"), will be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on April 29, 1999, at 10:00 a.m., Chicago time, for the following purposes:

     1. To elect two nominees as directors for a term of three years (expiring in 2002) and until their successors are duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has set March 19, 1999, as the record date for the meeting. Only holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                          DAVID E. RIGGS,
                                          Secretary

Dated: April 2, 1999

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, THEREBY SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.

                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1999

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of Unimed Pharmaceuticals, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company to be held at the Northbrook Hilton Hotel, 2855 N. Milwaukee Avenue, Northbrook, Illinois 60062, at 10:00 a.m., Chicago time, on April 29, 1999, and any and all adjournments thereof. The Proxy Statement and the form of proxy enclosed herewith were first mailed on or about April 2, 1999 to stockholders of record on March 19, 1999. Any stockholder who executes and delivers a proxy may revoke it by written communication to the Secretary of the Company at any time prior to its use or by voting in person at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, telegram and personal interview. The Company may also hire a proxy solicitor. The Company also will bear the expense of brokers who, at the request of the Company, mail to their customers copies of the enclosed Annual Report, Notice of Meeting and Proxy Statement, and form of Proxy.

     Only holders of issued and outstanding shares of the Company's Common Stock of record at the close of business on March 19, 1999 are entitled to notice of, and to vote at, the Annual Meeting. The number of shares of Common Stock outstanding on March 19, 1999, was 9,146,312. The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum.

     Each holder of shares of Common Stock is entitled to one vote per share on all matters properly coming before the Meeting. Stockholders are not permitted to cumulate votes for purposes of electing directors or otherwise. A plurality of the votes cast in person or by proxy is necessary to elect the directors. An affirmative vote of a majority of the votes cast at the meeting, in person or by proxy, is required for approval of each other item being submitted to the stockholders for consideration. Abstentions and "broker non-votes" are each included in the determination of the number of shares present and voting, with each tabulated separately. Abstentions are counted in tabulations of the votes cast on a matter presented to the stockholders. Broker non-votes are not counted for purposes of determining whether a matter has been approved. Any unmarked proxies, including those submitted by brokers or nominees, will be voted for the candidates nominated and for all items submitted by management to the stockholders for approval.

                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes in accordance with the Company's Certificate of Incorporation, as amended. The class of directors (Class I) whose term will expire at the 1999 Annual Meeting currently consists of two directors. Pursuant to the Company's bylaws, the Board of Directors has set the number of directors of the Company at seven, of which two directors are designated as Class I, and three directors are designated as Class II (term expiring in 2000), and two directors are designated as Class III (term expiring
2001). The nominees for election as Class I director to be voted upon at the meeting are Mr. Gilbert F. Dwyer, and Dr. Mahendra G. Shah, both current directors of the Company. Each of Mr. Dwyer and Dr. Shah is nominated for election for a term of three years and until his successor is duly elected and qualified. If either nominee becomes unavailable for election for any reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors.

     The following table presents the names, ages and principal occupations of the nominees and the other members of the Board of Directors. Information concerning their beneficial ownership of Company Common Stock is presented under Ownership of Shares below.

                       MEMBERS OF THE BOARD OF DIRECTORS

                       NOMINEES FOR ELECTION AS DIRECTOR
                                   (Class I)

                                                  DIRECTOR
                   NAME                     AGE    SINCE                PRINCIPAL OCCUPATION
                   ----                     ---   --------              --------------------
Gilbert F. Dwyer..........................  70      1998     Class I Director of the Company since May
                                                             1998; President, Chief Executive Officer
                                                             and a Director of Southern Research
                                                             Institute, a scientific research
                                                             organization since January, 1997; Founder
                                                             and a Director of Marine Trade and
                                                             Development International, Inc., a marine
                                                             resources development organization since
                                                             January, 1996; President of Dwyer
                                                             Consulting Group, Inc., a corporate
                                                             strategy and organization consulting firm
                                                             from 1985 through 1996.
Mahendra G. Shah, Ph.D....................  54      1998     Class I Director of the Company since
                                                             December 1998; Vice President of Corporate
                                                             and Business Development of NeoPharm, Inc.,
                                                             an oncology company, since October 1991;
                                                             Vice President of EJ Financial Enterprises,
                                                             Inc., a consulting and private investment
                                                             firm since October 1991.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2000
                                   (Class II)

                                                  DIRECTOR
                   NAME                     AGE    SINCE                PRINCIPAL OCCUPATION
                   ----                     ---   --------              --------------------
John N. Kapoor, Ph.D......................  54      1991     Chairman of the Board of the Company since
                                                             May 1992, and Chief Executive Officer from
                                                             May 1992 through October 1993; Chairman of
                                                             OptionCare, Inc., a franchisor of home
                                                             infusion therapy businesses, since October
                                                             1990; President of EJ Financial
                                                             Enterprises, Inc., a consulting and private
                                                             investment firm, since 1990; Chairman of
                                                             Akorn, Inc., an ophthalmics company since
                                                             May 1995, Chief Executive Officer from May
                                                             1996 to 1998, and a Director since December
                                                             1991; Chairman of Lyphomed, Inc., a
                                                             pharmaceutical company, from 1983 to 1990;
                                                             Director of Bone Care International, Inc.,
                                                             a d-hormone therapies development company;
                                                             Chairman of NeoPharm, Inc., an oncology
                                                             company.
Roland Weiser.............................  67      1989     Chairman of Intervista, an international
                                                             pharmaceutical consulting group, since
                                                             1985; Director, GAM Funds, Inc., a
                                                             diversified open end investment company
                                                             since 1988; Senior Vice President of
                                                             Schering-Plough Corp. (International) from
                                                             1978 to 1984.
Robert E. Dudley, Ph.D....................  44      1999     President, Chief Executive Officer and
                                                             Director of the Company since February
                                                             1999; Senior Vice President of the Company
                                                             from November 1997 to February 1999, Chief
                                                             Executive Officer and Interim President of
                                                             the Company from January 1997 through
                                                             November 1997 and Vice President of
                                                             Clinical and Regulatory Affairs of the
                                                             Company from December 1994 through December
                                                             1996; Vice President of Clinical
                                                             Development of Bio-Technology General
                                                             Corp., a biotechnology company, from August
                                                             1993 through November 1994; Vice President
                                                             of Research and Development of Gynex
                                                             Pharmaceuticals, Inc., a pharmaceutical
                                                             company, from May 1989 through August 1993.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2001
                                  (Class III)

                                                  DIRECTOR
                   NAME                     AGE    SINCE                PRINCIPAL OCCUPATION
                   ----                     ---   --------              --------------------
James J. Lempenau.........................  68      1983     Chartered Financial Analyst; President and
                                                             a Director since 1981 of The Income
                                                             Builder, Inc., an investment advisory firm.
Ronald L. Goode, Ph.D.....................  52      1997     Director of the Company since November
                                                             1997; President and Chief Executive Officer
                                                             of the Company from November, 1997 through
                                                             February 1999; Executive officer of G.D.
                                                             Searle & Co. from 1986 through October,
                                                             1997 holding positions of increasing
                                                             responsibility including Corporate Senior
                                                             Vice President.

     The Board of Directors of the Company held four meetings during 1998. The Company has an Audit Committee and a Compensation Committee. During fiscal 1998, the Audit Committee met twice and the Compensation Committee met two times. The Compensation Committee also conferred numerous times by telephone during the year. The Audit Committee consists of Gilbert Dwyer (Chairman), James Lempenau and Roland Weiser. The Audit Committee acts as a liaison between the Company and its independent auditors and reports on matters pertaining to the Company's independent audit and the Company's accounting policies. The Compensation Committee, which consists of James Lempenau (Chairman), Roland Weiser and Gilbert Dwyer, evaluates and determines executive officer compensation. The Company does not have a standing nominating committee. Each director attended or participated in at least 75% of the board meeting and meetings of committees of which he is a member. The Company has an executive committee which did not meet during 1998. Drs. John N. Kapoor and Ronald L. Goode were members of the executive committee in 1998. Currently, Drs. John N. Kapoor and Robert E. Dudley are members of the Executive Committee.

     The John N. Kapoor Trust (the "Trust"), an affiliate of John N. Kapoor, Ph.D., Chairman of the Company, has the right to nominate two persons to the Board of Directors as long as the Trust owns beneficially 880,000 shares of securities of the Company entitled to vote for the election of directors (the "Voting Securities"). The Trust may continue to nominate one person as long as the Trust owns beneficially less than 880,000 shares, but at least 220,000 shares, plus an additional number of shares equal to 5% of future issuances of Voting Securities (other than shares issued upon the exercise of options and warrants outstanding on the date the Trust agreed to purchase Common Stock of the Company). Dr. Kapoor and Dr. Mahendra G. Shah are the Trust's representatives on the Board of Directors.

     The Company's By-laws permit any stockholder to nominate one or more persons for election as directors at an Annual Meeting of Stockholders, provided such stockholder's intent to make such nomination(s) has been personally delivered or mailed to the Secretary of the Company no later than 60 days in advance of the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF GILBERT F. DWYER AND MAHENDRA G. SHAH TO THE COMPANY'S BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation for services to the Company for fiscal 1998, 1997 and 1996 attributed to Robert E. Dudley, Ph.D., the current President and Chief Executive Officer of the Company, to Ronald L. Goode, Ph.D., the President and Chief Executive Officer of the Company in 1998, and David E. Riggs, Chief Financial Officer and Senior Vice President of the Company (together the "1998 Named Officers"). No other person who served as an executive officer of the Company in fiscal 1998 received more than $100,000 in salary and bonus in fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                               --------------------------------------   --------------------------------------
                                                                        RESTRICTED
                                                         OTHER ANNUAL     STOCK                      OTHER
                                      SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS      COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR      $        $          $(1)           $         #(2)            $(3)
 ---------------------------   ----   ------    -----    ------------   ----------   -------      ------------
Robert E. Dudley(4)..........  1998   200,000   37,500(6)    7,200           0        50,000(7)      5,000
  President and Chief          1997   204,000   50,000       7,200           0              (7)      4,750
  Executive Officer, Past      1996   150,000                7,200           0        50,000         4,750
  Senior Vice President                         45,000
                                                                                      75,000
Ronald L. Goode(5)...........  1998   250,000   57,600      35,773           0       400,000(7)      5,000
  Past President and Chief     1997    33,173        0       1,624           0              (7)          0
  Executive Officer                                                                  400,000
David E. Riggs Senior........  1998   170,000   30,600(6)    7,200           0             0         5,000
  Vice President, Chief        1997    96,667   20,000       7,200           0        25,000         4,750
  Financial Officer,           1996    76,125                7,200           0             0         4,750
  Secretary and Treasurer                       18,150

---------------
(1) Represents the compensation portion of car allowances advanced to all of the 1998 Named Officers and charitable contributions and related travel and club dues for Dr. Goode in 1998.

(2) Except as otherwise noted in note (7), the stock options become exercisable 25% on the anniversary of the date of grant and an additional 25% on each anniversary date thereafter until exercisable in full. Exercisability will be accelerated in the event of a "change of control."

(3) Represents the matching contribution made by the Company to its 401(k) Plan for each of the executive officers listed above.

(4) Dr. Dudley was elected President and Chief Executive Officer of the Company in February 1999. During 1998, Dr. Dudley served as Senior Vice President of the Company. In 1997, Dr. Dudley served as Chief Executive Officer for 10 months and Senior Vice President for two months. Dr. Dudley's Employment Agreement is described under "Certain Transactions."

(5) Dr. Goode was President and Chief Executive Officer from November 13, 1997 until February 5, 1999. Dr. Goode's Employment Agreement is described under "Certain Transactions."

(6) Includes bonuses paid in cash and bonus paid in shares of Company Common Stock valued at market value on the date of award.

(7) The option to purchase 50,000 shares granted to Dr. Dudley and the option to purchase 400,000 shares granted to Dr. Goode reflect the repricing of options previously granted pursuant to the Company's repricing program adopted by the Compensation Committee of the Board of Directors on May 28, 1998. The initial vesting date of the repriced options granted to Dr. Dudley was deferred from November 13, 1998 to May 13, 1999. The initial vesting dates of repriced options granted to Dr. Goode were deferred to June 14, 1998 for monthly vesting options, November 28, 1998 as to 87,080 shares under options previously vested, and May 13, 1999 as to the remaining options.

                       OPTION GRANTS IN FISCAL YEAR 1998

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1998 to the 1998 Named Officers. All options were granted under the Company's 1991 Stock Option Plan and/or the 1998 Long Term Incentive Plan. The options shown as granted to Drs. Dudley and Goode are repricings of options granted in 1997. (See "Repricing of Existing Options" below.)

                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL REALIZABLE
                                                                                            $ VALUE ASSUMING
                                                                                         ANNUAL RATES OF STOCK
                                                                                         PRICE APPRECIATION FOR
                                                % OF TOTAL                                    OPTION TERM
                          NO. OF SECURITIES       OPTIONS       EXERCISE    EXPIRATION   ----------------------
          NAME            UNDERLYING GRANT        GRANTED       PRICE$/SH      DATE         5%           10%
          ----            -----------------     ----------      ---------   ----------      --           ---
Robert E. Dudley........        50,000             6.84%          5.875      11/13/07      184,750      468,150
Ronald L. Goode.........       400,000            54.68%          5.875      11/13/07    1,478,000    3,745,200
David E. Riggs..........             0            --              --           --           --           --

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1998, and the value at December 31, 1998 of unexercised stock options held by the 1998 Named Officers:

                                                                           NUMBER OF             VALUE OF
                                                                          UNEXERCISED       UNEXERCISED OPTIONS
                                                                       OPTIONS AT FISCAL      IN-THE-MONEY AT
                                                                           YEAR-END          FISCAL YEAR END*
                                      SHARES ACQUIRED     VALUE          EXERCISABLE/          EXERCISABLE/
                                        ON EXERCISE      REALIZED        UNEXERCISABLE         UNEXERCISABLE
                NAME                        (#)            ($)                (#)                   ($)
                ----                  ---------------    --------      -----------------    -------------------
Robert E. Dudley....................         0              0            93,750/131,250        70,313/23,438
Ronald L. Goode.....................         0              0           120,223/279,777                  0/0
David E. Riggs......................         0              0             93,750/21,250        93,750/31,250

-------------------------
* Represents the fair market value at December 31, 1998, of the Common Stock underlying the options minus the exercise price.

                         REPRICING OF EXISTING OPTIONS

     In May 1998 the Compensation Committee of the Board of Directors determined that it would be in the best interest of the Company and its shareholders to express confidence in the employees of the Company and in the future activities of the Company and to incentivize the Company's employees to continue their high quality efforts on behalf of the Company by replacing the options granted to certain employees in 1997 with new options to purchase shares of common stock, $0.25 par value per share, of the Company in accordance with the terms of the Company's 1991 Stock Option Plan at a per share price of $5.875, the market price per share on the effective date of the repricing.

     The following table sets forth information with respect to stock options granted to the 1998 Named Officers, the exercise price of which has been repriced during fiscal year 1998 and with respect to all repricings of options held by the 1998 Named Officers during the last ten completed fiscal years.

                                                           MARKET PRICE    EXERCISE PRICE                LENGTH OF ORIGINAL
                                      NUMBER OF SHARES     OF SHARES AT     OF SHARES AT       NEW          OPTION TERM
                                     UNDERLYING OPTIONS      TIME OF          TIME OF        EXERCISE    REMAINING AT DATE
        NAME               DATE         REPRICED(#)        REPRICING($)     REPRICING($)     PRICE($)    OF REPRICING(YRS)
        ----               ----      ------------------    ------------    --------------    --------    ------------------
David E. Riggs.......     1/19/95          80,000              2.75             3.38           2.75             9.75
Senior Vice              10/11/94          20,000              3.38             7.75           3.38             7.83
President, Chief         10/11/94          30,000              3.38             8.00           3.38             7.58
Financial Officer,
Secretary and
Treasurer
Ronald L. Goode......     5/28/98         400,000             5.875             7.50          5.875             9.50
Past President and
Chief Executive
Officer
Robert E. Dudley.....     5/28/98          50,000             5.875             7.50          5.875             9.96
President and Chief
Executive and Past
Senior Vice President

                           COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive an annual stipend of $6,000 for serving on the Board and its committees, an additional $1,000 for each directors' meeting which they attend (excluding meetings held by telephone), $500 for each committee meeting they attend (excluding meetings held by telephone) and reimbursement of out-of-pocket expenses in connection with their attendance at directors' meetings. The 1998 Long-Term Incentive Plan provides for a grant of options to purchase 10,000 shares of Common Stock to each new non-employee director on the date he or she first becomes a director, and annual stock option grants of 7,500 shares of Common Stock to non-employee directors. The 1998 Long Term Incentive Plan also provides that each chairman of a standing committee shall be granted an option to purchase 1,000 shares on the date he or she first becomes a committee chairman and an option to purchase 500 shares to each member on the date he or she first becomes a committee member.

                         COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors, consisting of three non-employee directors, James Lempenau, Chairman, Roland Weiser and Gilbert Dwyer, has issued the following report with respect to executive compensation:

          The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. These policies are designed to strengthen the capabilities and financial performance of the Company by aligning the financial interests of its executive officers with those of its stockholders.

          The three primary components of executive compensation are base salary, incentive bonuses, and long-term incentive compensation. All three are administered according to compensation guidelines approved by the Board of Directors. These guidelines provide that a significant portion of management's compensation be tied to the performance of the Company.

          In 1998, the Compensation Committee engaged a national consulting firm to advise it with regard to executive compensation. The consulting firm reviewed the compensation guidelines and practices applied by the Compensation Committee and made certain recommendations, some of which were adopted by the Committee. The consulting firm confirmed the importance of the long established, Board approved, principle that a significant portion of management's compensation be tied to the performance of the Company. In that regard, stock options have been the preferred long-term incentive because management benefits only if the stockholders benefit through higher market prices for the Company common stock.

          Base salaries are expected to be at the median of those paid by comparable companies. Incentive bonuses are to be awarded at the discretion of the board only in reward for the achievement of targets, which are set annually, to drive the Company towards its strategic objectives. Bonuses, in cash or shares of Company common stock, are calculated on the basis of measurable goals, some quantitative and others related to strategic objectives.

          The Committee recommends the salaries of the executive officers and the yearly incentive bonus program, and administers the 1991 Stock Option Plan and the 1998 Long-Term Incentive Plan under which the employee stock options and other awards are granted. All components of executive compensation are reviewed for competitiveness by referring to a survey prepared by an independent professional organization. The consultant to the Compensation Committee reported to it that executive compensation was competitive to that of small public companies in the biopharmaceutical industry.

     BASE SALARY

          The 1998 salary for the then President and Chief Executive Officer, Ronald L. Goode, Ph.D., was consistent with the terms of Dr. Goode's employment agreement.

          On February 5, 1999, Dr. Goode's employment as President and Chief Executive Officer was terminated. Robert E. Dudley, Ph.D., a Senior Vice President, was appointed by the Board of Directors as Chief Executive Officer and President. Dr. Dudley's salary was established at $225,000 and he was granted options to purchase 100,000 shares of common stock. The compensation committee determined that these compensation features were consistent with Dr. Dudley's new responsibilities.

          The Committee also reviewed the salary of David Riggs, Senior Vice President and Chief Financial Officer for competitiveness with the previously mentioned industry survey.

     INCENTIVE BONUS AWARDS

          Bonus awards for 1998 were granted on the basis of financial goals and product development and product marketing objectives established in early 1998. The bonus awarded Dr. Goode and other officers for 1998 was determined in accordance with benchmarks previously established by the Committee.

     STOCK OPTION PLAN GRANTS

          The Board has determined that all employees should have an interest in the Company and its stock. Therefore, options are granted to every employee at the time of hire. The number of options granted to new employees varies directly with responsibilities and salary level. Awards are made at fair market value at the time of grant.

          In May 1998 the Compensation Committee recommended that stock options granted in November 1997 be repriced. Dr. Dudley and Dr. Goode benefitted from the May 1998 repricing.This action was taken to incentivize employees after the Company elected to discontinue clinical testing for one of its products, Cryptaz.

          In September 1995, the Board recommended to the Committee that a pool of shares be set aside each year, and as a guideline this pool will be equal to a maximum of 1% of the outstanding stock of the Corporation. This pool is to be used as an allotment for existing employees, with option grants to new employees and others exempt from this established annual pool. However, the Committee may use another percentage from time to time, as may be confirmed by the Board. During fiscal 1998 the Committee granted options to employees using the guidelines.

                                          Respectfully submitted,

                                          Compensation Committee

                                          James J. Lempenau (Chairman)
                                          Gilbert Dwyer
                                          Roland Weiser

                               PERFORMANCE GRAPH

     The following performance graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock to the cumulative return* of the NASDAQ (U.S.) Stock Market Index and the NASDAQ Pharmaceutical Stock Index for the five fiscal years ended December 31, 1998.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
          UNIMED PHARMACEUTICALS, INC., NASDAQ (US) STOCK MARKET INDEX
                     AND NASDAQ PHARMACEUTICALS STOCK INDEX

                                                         UNIMED                    PEER GROUP                 BROAD MARKET
                                                         ------                    ----------                 ------------
'1993'                                                      100                         100                         100
'1994'                                                    64.06                       75.26                       97.75
'1995'                                                   165.63                      138.04                      138.26
'1996'                                                      175                      138.47                      170.01
'1997'                                                   189.06                      142.98                      208.58
'1998'                                                   107.81                      183.02                      293.21

ASSUMES $100 INVESTED ON JANUARY 1, 1994 IN UNIMED COMMON STOCK, NASDAQ (US) STOCK MARKET INDEX, AND NASDAQ PHARMACEUTICALS INDEX.

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.

                              OWNERSHIP OF SHARES

     The following table presents information as of March 19, 1999 with respect to the beneficial ownership of the Company's Common Stock by all directors, all 1998 Named Officers, all persons known to the Company to own beneficially 5% or more of the Company's Common Stock, all nominees for election as director, and all current officers and directors as a group. The Company's only class of equity securities outstanding is its Common Stock:

                                                                SHARES OF BENEFICIAL    PERCENT OF
                  NAME OF BENEFICIAL OWNER                          OWNERSHIP(1)          CLASS
                  ------------------------                      --------------------    ----------
John N. Kapoor, PhD(2)......................................         2,441,429            25.96%
  EJ Financial Enterprises, Inc.
  225 E. Deerpath, Suite 250
  Lake Forest, IL 60045
Robert E. Dudley, PhD(3)....................................           134,109             1.45%
David E. Riggs(3)...........................................           101,844             1.10%
Ronald L. Goode, PhD(3).....................................           138,273             1.49%
James J. Lempenau(3)........................................            82,328                 *
Roland Weiser(3)............................................            76,380                 *
Gilbert E. Dwyer(3).........................................            11,500                 *
Mahendra G. Shah, Ph.D(3)...................................            12,500                 *
All Directors and Executive Officers as a group (8
  persons)..................................................         2,998,363(4)         30.62%

-------------------------
 *  Less than 1%

(1) Beneficial and Percentage Ownership have been determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under this Rule, shares of Common Stock that may be acquired upon exercise of stock options within 60 days of the measurement date are deemed beneficially owned by the optionholder and included in calculating the optionholder's percentage ownership of Common Stock.

(2) Includes 1,676,429 shares of Common Stock beneficially owned by the John N. Kapoor Trust (the "Trust"), an affiliate of Dr. Kapoor; 485,000 shares of Common Stock held by a limited partnership created for the benefit of Dr. Kapoor's family members, of which Dr. Kapoor is the general partner; 20,000 shares held in trust for family members of which Dr. Kapoor's spouse is the Trustee and as to which Dr. Kapoor disclaims beneficial ownership; and 260,000 shares of Common Stock that may be purchased under stock options exercisable within 60 days of March 19, 1999.

(3) Includes incentive stock options and nonqualified stock options exercisable within 60 days of March 19, 1999 to purchase shares of Common Stock as follows: 127,500 shares by Dr. Dudley; 100,000 shares by Mr. Riggs; 124,773 shares by Dr. Goode; 54,000 shares by Mr. Lempenau; 53,500 shares by Mr. Weiser; 11,500 shares by Mr. Dwyer; and 10,000 shares by Dr. Shah.

(4) Includes shares owned beneficially (including an aggregate of 741,273 shares of Common Stock that may be purchased under stock options exercisable within 60 days of March 19, 1999) and of record by the above-named officers and directors.

                              CERTAIN TRANSACTIONS

     The Company and EJ Financial Enterprises, Inc. ("EJ Financial"), an affiliate of Dr. John N. Kapoor and Dr. Mahendra G. Shah, are parties to an agreement, pursuant to which EJ Financial provides independent consulting services to the Company at a fee to be determined on a yearly basis. The agreement may be terminated by either party upon 30 days' prior written notice and is subject to annual renewal by the parties. The Company paid $50,000 to EJ Financial under the contract with respect to fiscal 1998, $50,000 for fiscal 1997 and $50,000 for fiscal 1996. EJ Financial principally provides consulting support on strategic corporate objectives and operations' including sales and marketing strategies, new product strategies and key contacts within the industry and financial community. EJ Financial is engaged in a number of business activities, including consulting services to the Company and the payment to EJ Financial is not intended primarily to furnish compensation to Dr. Kapoor or Dr. Shah. In addition, for his services rendered as the Chairman of the Company, Dr. Kapoor was granted an option purchase 100,000 shares of Common Stock on April 24, 1997 of which 25,000 shares vest annually, commencing on the first anniversary of such grant.

     Dr. Ronald L. Goode was employed by the Company as its President and Chief Executive Officer under an Employment Agreement from November 13, 1997 to February 5, 1999. Under the Agreement, Dr. Goode's initial annual salary was $250,000 plus an automobile allowance of $12,000, net of taxes. Dr. Goode was eligible to receive incentive compensation bonuses of up to 50% of his salary upon the achievement of specific strategic goals determined by the Board following its consideration of recommendations from Dr. Goode. The Company was obligated to maintain a life insurance policy for Dr. Goode with the benefits payable to his estate, pay up to $10,000 per year of country club dues and expenses, and make certain charitable donations at the direction of Dr. Goode. Under the Agreement, Dr. Goode was granted options to purchase 400,000 shares of Common Stock under the 1991 Stock Option Plan at an exercise price of $7.50 per share, the fair market value on the date of grant. The exercise price was adjusted to $5.875 by the Company in the Company's May, 1998 regrant program. Under his Agreement, Dr. Goode could have requested that the Company loan to him up to $750,000 to exercise the options, in part. Dr. Goode's employment was terminated in February, 1999 and pursuant to his Agreement he will receive his then current base salary for 12 months, medical, dental and disability benefits for 24 months, a per diem share of his 1998 bonus, and his unused vacation time. Dr. Goode is obligated to maintain the confidentiality of Company information at all times during and after termination of the Agreement.

     During 1998 Dr. Robert E. Dudley was employed by the Company under an Employment Agreement dated November 3, 1994. Under this Agreement, Dr. Dudley received a base salary of $204,000 in 1997 and $200,000 in 1998, an automobile allowance of $7,200 per year and bonuses based on a multiple of his annual salary, as determined by the Board; and may participate in the Company's insurance and retirement programs. The Agreement also provided for the grant of options to purchase 60,000 shares of Common Stock under the 1991 Stock Option Plan, as amended. In connection with Dr. Dudley's promotion to President and Chief Executive Officer of the Company in February 1999, he and the Company have entered into a new Employment Agreement that provides for a base salary of $225,000 per year, an automobile allowance of $12,000 per year, bonuses based on a multiple of his annual salary based on the achievement of specific strategic goals determined by the Board, and participation in the Company's insurance and retirement programs. Pursuant to the terms of the Agreement, the Company will provide Dr. Dudley with a term life insurance policy with coverage of $1.5 million, the benefits of which are payable to his estate or other beneficiary, as directed by Dr. Dudley. The Agreement also provides for the grant of an option to purchase 100,000 shares of common stock under the 1991 Stock Option Plan. Dr. Dudley may be terminated immediately for Cause (as defined in the Employment Agreement) or without Cause. If Dr. Dudley is terminated without Cause, he is to receive his then current base salary and benefits for up to 12 months after the date of termination, subject to Dr. Dudley resigning from the Board concurrent with the termination of his employment. In the event that Dr. Dudley is terminated without Cause within 12 months of a Change of Control (as defined in the Agreement), Dr. Dudley is entitled to receive a severance package consisting of (i) a lump-sum payment equal to two times his then current base salary; (ii) a per diem share of the bonus he was awarded the prior year and
(iii) continuation of his health benefits. Dr. Dudley is required to maintain the confidentiality of Company information at all times during and after the termination of the Agreement.

     Mr. David E. Riggs is employed by the Company under an Employment Agreement dated as of February 19, 1999. Under this Agreement, Mr. Riggs will receive a base salary of $175,000 in 1999 plus an automobile allowance of $10,800 per year and bonuses based on a multiple of his annual salary as may be determined by the Board. Mr. Riggs may also participate in the Company's insurance and retirement program. The Agreement also provided for the grant of options to purchase 35,000 shares of common stock under the 1991 Stock Option Plan, as amended. Pursuant to the terms of the Agreement, the Company will provide Mr. Riggs with a term life insurance policy with coverage of $1 million, the benefits of which are payable to his estate or other beneficiary, as directed by Mr. Riggs. Mr. Riggs may be terminated immediately for Cause (as defined in the Employment Agreement) or without Cause. If he is terminated without Cause, Mr. Riggs is to receive his then current base salary and benefits for up to 12 months after the date of termination. In the event that Mr. Riggs is terminated without Cause within 12 months of a Change of Control (as defined in the Agreement), Mr. Riggs is entitled to receive a severance package consisting of (i) a lump-sum payment equal to two times his then current base salary; (ii) a per diem share of the bonus he was awarded the prior year; and
(iii) continuation of his health benefits. Mr. Riggs is required to maintain the confidentiality of Company information at all times during and after the termination of the Agreement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires officers, directors, and persons who own more than 10% of the Company's equity securities to file statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) with the Securities and Exchange Commission (the SEC) and to furnish the Company with copies of all such forms they file. To the Company's knowledge based solely on the review of the copies of such forms received by it, the Company believes that during 1998 all filing requirements applicable to its officers, directors, and greater than 10% beneficial owners were complied with and were timely filed except that as a result of administrative error, the initial statement of beneficial ownership (Form 3) for Dr. Shah was not timely filed with the SEC.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     PriceWaterhouseCoopers LLP was the Company's independent public accountant for the 1998 fiscal year. A representative from the Company's independent public accountants customarily attends the Annual Meeting and has the opportunity to make a statement if he or she so desires. This representative also is available to respond to appropriate questions. The Company has not yet selected its independent public accountant for the 1999 fiscal year.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed by stockholders executing proxies, to vote all proxies received by them in time FOR the election of Mr. Gilbert F. Dwyer and Dr. Mahendra G. Shah into the class of directors whose term will expire in 2002.

     All shares represented by proxies to be voted at the Annual Meeting will be voted if received in time.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE FROM THE CORPORATE SECRETARY, UNIMED PHARMACEUTICALS, INC., 2150 EAST LAKE COOK ROAD, BUFFALO GROVE, ILLINOIS 60089, TELEPHONE: (847) 541-2525.

                              2000 ANNUAL MEETING

     Proposals of stockholders intended to be represented at the next Annual Meeting of Stockholders to be held in 2000 must be received by the Company on or before December 29, 1999 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                                          UNIMED PHARMACEUTICALS, INC.

                                          DAVID E. RIGGS
                                          Secretary

Dated: April 2, 1999

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                                      PROXY

                          UNIMED PHARMACEUTICALS, INC.
                             2150 E. LAKE COOK RD.,
                          BUFFALO GROVE, ILLINOIS 60089
                      THIS PROXY IS SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS FOR
              THE ANNUAL MEETING OF STOCKHOLDERS ON APRIL 29, 1999.

         The undersigned hereby appoints Dr. John N. Kapoor, Dr. Robert E. Dudley, and David E. Riggs, and each of them, as proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Unimed Pharmaceuticals, Inc. at the Annual Meeting of Stockholders to be held at the Northbrook Hilton Hotel, 2855 North Milwaukee Avenue, Northbrook, Illinois 60062, on April 29, 1999 at 10:00 a.m., Chicago time, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CAN NOT BE VOTED.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN.

         1. For the election of MR. GILBERT F. DWYER and DR. MAHENDRA G. SHAH as Class I directors, to hold office until the Annual Meeting in 2002 or until their successors are duly elected and qualified.

                TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE.

                / / FOR               / / AGAINST                 / / ABSTAIN

         2. To transact such other business as may properly come before the meeting.

                                      Signatures:


                                      Dated:                         , 1999

Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give full title or capacity as such.